Exhibit 10.1
AGREEMENT
BETWEEN
ORIENTAL FINANCIAL GROUP INC.
AND
JOSÉ J. GIL DE LAMADRID
     AGREEMENT made as of the 10th day of November, 2006, by and between ORIENTAL FINANCIAL GROUP INC., a financial holding company which has its principal office in San Juan, Puerto Rico (hereinafter referred to as the “Company”) and JOSÉ J. GIL DE LAMADRID (sometimes hereinafter referred to as the “Chairman”).
WITNESSETH:
     WHEREAS, José J. Gil de Lamadrid was elected as non-executive Chairman of the Company’s Board of Directors on November 1, 2006;
     WHEREAS, the retention of Mr. Gil de Lamadrid’s services as non-executive Chairman of the Company’s Board of Directors is of material importance to the enhancement of the value of the Company’s business;
     WHEREAS, the Company and the Chairman wish to enter into this Agreement and intend that this Agreement shall become effective as of November 1, 2006;

     NOW THEREFORE, in consideration of the mutual covenants set forth, the Company and the Chairman do hereby agree as follows:
     1. TERM OF ENGAGEMENT
     1.1 The Company hereby retain the services of Mr. José J. Gil de Lamadrid as Chairman of its Board of Directors and the Chairman hereby accepts such retention and agrees to render such services to the Company on the terms and conditions set forth in this Agreement for a term of three (3) years commencing on November 1st, 2006 (the “Effective Date”) and terminating on October 31, 2009, unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth.
     Not less than one hundred twenty (120) days in advance of the expiration of the term of this Agreement the parties will determine whether to extend the term and, if extended, under which terms and conditions.
     1.2 During the term of this Agreement, the Chairman shall devote his best efforts to performing such services for the Company as may be consistent with his title of non-executive Chairman of the Company’s Board of Directors.
     1.3 The services of the Chairman to the Company shall be rendered principally in the Commonwealth of Puerto Rico, but he shall do such traveling on behalf of the Company as may be reasonably required by his duties.

     1.4 The Chairman shall continue to occupy his position as a Director of the Company and of the Bank. Furthermore, during the term of this Agreement or extension thereof and for any elections of Directors of the Company in which his term as Director will expire, the Board of Directors shall nominate and recommend to the stockholders the election of the Chairman as a Director and, if elected, the Board of Directors of the Company and of the Bank shall, respectively, name the Chairman to the position of Chairman of the Board of Directors of the Company and of the Bank.
     2. COMPETITIVE ACTIVITIES:
     2.1 The Chairman agrees that during the term of this Agreement, except with the express written consent of the Company’s Board of Directors, he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Company; provided, however, that the Chairman shall not thereby be precluded or prohibited from owning passive investments including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to the management or control of the business or activities in which he has invested.
     2.2 The Chairman agrees and acknowledges that during the time that this Agreement is in effect, he will maintain an intimate knowledge of the activities and affairs of the Company including trade secrets and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that the Chairman is capable of performing for the Company or one of its competitors, the Chairman recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Therefore, if during the time he is rendering services to the Company, the Chairman renders services to a competitor of the Company other than as authorized pursuant to Section 2.1 hereof, the Company shall be entitled to immediate injunctive or other equitable relief to restrain the Chairman from rendering his services to the competitor of the Company, in addition to any other remedies to which the Company may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination of this Agreement.
     3. COMPENSATION AND REIMBURSEMENT OF EXPENSES:
     3.1 Compensation. The Company will compensate and pay for the Chairman’s services an annual base fee of $200,000 payable in equal monthly installments. The Chairman’s annual base fee for any extension of the term of this agreement shall be mutually agreed by the Company and the Chairman.
     3.2 Bonus. The Chairman shall be paid an annual cash bonus of $50,000 for each year of the term of this Agreement. Fifty percent (50%) of the annual cash bonus shall be paid to the Chairman not later than December 31 of each year of the term of this Agreement, commencing with a $25,000 payment due on or before December 31, 2006. The other fifty percent (50%)

of the annual cash bonus shall be paid to the Chairman not later than June 30 of each year of the term of this Agreement, commencing with a $25,000 payment due on or before June 30, 2007.
     3.3 Allowance for Expenses. The Company shall pay the Chairman an allowance of $50,000 for each year of the term of the Agreement to cover costs and expenses incurred by the Chairman at his sole discretion in providing the services hereunder, including without limitation,(i)car related costs and expenses,(ii)membership fees and dues incurred in obtainig and/or maintaining memberships in social and business clubs as well as expenses incurred by the Chairman at such clubs and, (iii)any other general representation costs and expenses
     3.4 Reimbursement of Expenses. Not less frequently than monthly, the Company shall pay for or reimburse the Chairman for all reasonable travel and other expenses incurred by the Chairman in the performance of his duties under this Agreement, including, without limiting the generality of the foregoing, the allowance for expenses provided for in Section 3.3 above.
     3.5 Office. The Company shall furnish the Chairman with office facilities and provide all necessary secretarial services and such other assistance and accommodations as shall be suitable to the character of the Chairman’s position and adequate for the performance of his duties hereunder.

     3.6 Stock Options.
        (a) The Chairman shall be granted options to purchase shares of the common stock of the Company as follows: 10,000 shares effective on the date of execution of this Agreement, 10,000 shares effective on January 1, 2008 and 10,000 shares effective on January 1, 2009, (the “Options”). The Options shall be entitled to all of the rights, benefits and privileges to which stock options issued under the Company’s Incentive Stock Options Plans are entitled including, without limiting the generality of the foregoing, their adjustment to take into account the dilution effect of stock dividends and stock splits.
        (b) Up to twenty five percent (25%) of the Options may be exercised by the Chairman each year during a period commencing after the third and ending on the tenth anniversary of this Agreement, provided that the Options will become fully vested and exercisable in the event of a change of control of the Company as such term is defined in the “Change of Control Compensation Agreement” between the Chairman and the Company of even date (the “Compensation Agreement”), or if the Chairman becomes disabled, dies or retires from employment with the Company; and
        (c) The Options shall survive one (1) year after termination of this Agreement, unless said termination is pursuant to Sections 6.1, 6.5 or 6.6 hereto.

     3.7 Deffered Compensation. The Chairman shall have the right to designate, at his sole discretion, any portion of the compensation payable by the Company hereunder for contribution to the Company’s deffered compensation plan.
     4. DISABILITY
     4.1 If the Chairman shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, and so long as such disability continues, the Chairman shall continue to receive his full compensation for a period not to exceed the lesser of the remaining term of this Agreement or one (1) year.
     4.2 There shall be deducted from the amounts paid to the Chairman hereunder during any period of disability or incapacitation, as described in Section 4.1 hereof, any amounts actually paid to the Chairman pursuant to any disability insurance or other similar such programs which the Company has instituted or may institute on behalf of its employees for the purpose of providing compensation in the event of disability.
     5. INTENTIONALLY DELETED
     6. TERMINATION
     6.1 The Board of Directors shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 6.8(b) hereof, to terminate this Agreement, including termination for just cause. For the purpose of this Agreement, “termination for just cause” shall mean termination for the willful and continued failure of the Chairman to perform his duties under this Agreement or the willful engaging by the Chairman in illegal conduct or gross misconduct materially injurious to the Company, as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Company. For purposes of this paragraph, no act, or failure to act, on the Chairman’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act on the Chairman’s behalf in reliance upon an opinion of counsel to the Company or counsel to the Chairman shall not be deemed to be willful.
     6.2 In the event this Agreement is terminated for just cause pursuant to Section 6.1 hereof, the Chairman shall have no right to compensation or other benefits for any period after such date of termination. If the Chairman is terminated by the Company other than for just cause pursuant to Section 6.1 hereof and other than in connection with a change of control of the Company, as defined in the Compensation Agreement, the Chairman’s right to compensation and other benefits under this Agreement shall be as set forth in Sections 6.8(c) and (d) hereof.
     6.3 The Chairman shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of Section 6.8(b) hereof, to terminate this Agreement. In such event, the Chairman shall have the right as of the date of termination to receive all accrued compensation and other benefits provided for in this Agreement. Provided, however, that if the Chairman terminates this Agreement for “good reason” pursuant to Section 6.8(a) hereof he shall be entitled to receive the severance payment provided for in Section 6.8(c)hereof. If the Chairman provides a Notice of Termination for good reason the date of Termination shall be the date on which a Notice of Termination is given.
     6.4 If the Chairman is suspended from office and/or temporarily prohibited from participating in the conduct of the Company’s affairs pursuant to a notice served under the Federal Deposit Insurance Act (“FDIA”) or under the Federal Reserve Act (“FRA”), the Company’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company shall:(i)pay the Chairman all the compensation withheld while contract obligations were suspended, and, (ii)reinstate(in whole or in part)any of its obligations which were suspended.
     6.5 If the Chairman is removed from office and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under the FDIA or the FRA, all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but the rights of the Chairman to compensation earned as of the date of termination shall not be affected.
     6.6 If the Company is in default, as defined to mean an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Company for the purpose of liquidation, all obligations under this Agreement shall terminate as of the date of default, but the rights of the Chairman to compensation and benefits accrued as of the date of termination shall not be affected.
     6.7 In the event that this Agreement is terminated in a manner which violates the provisions of Section 6.1, as determined by a court of competent jurisdiction, the Chairman shall be entitled to reimbursement for all reasonable costs, including attorneys’ fees in challenging such termination. Such reimbursement shall be in addition to all rights to which the Chairman is otherwise entitled under this Agreement.
     6.8 (a) The Chairman may terminate this Agreement for good reason. For purposes of this Agreement,“good reason” shall mean (i) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by the Chairman to the Company, or (ii)any purported termination of this Agreement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (b)hereof (and for purposes of this Agreement no such purported termination shall be effective).
          (b) Any termination of the Chairman’s employment by the Company or by the Chairman shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated; (iii)specify a date of termination, which shall be not less than thirty (30)nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Company’s termination of this Agreement for just cause pursuant to Section 6.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 9.1 hereof.
          (c) In the event that: (i) the Chairman shall terminate this Agreement for good reason as defined in subparts (i) or (ii) of Section 6.8(a) hereof, or (ii) if this Agreement is terminated by the Company for other than just cause pursuant to Section 6.1 hereof and other than in connection with a change in control of the Company, as defined in the Compensation Agreement,then in lieu of any further fee payments to the Chairman for periods subsequent to the date of termination, the Company shall pay as a termination payment to the Chairman an amount equal to the product of (A) the aggregate annual compensation paid to or payable by the Company and any of its subsidiaries to the Chairman, which amount shall include the Chairman’s base fee, bonus (equal to the highest cash bonus paid to the Chairman in any of the two fiscal years prior to the date of termination of this Agreement, car allowance and the value of any other benefits provided to the Chairman, during the year in which the termination of this Agreement occurs, multiplied by (B) 2.00, such payment to be made in a lump sum on or before the fifth day following the date of termination.

          (d) Unless this Agreement is terminated for just cause pursuant to Section 6.1 hereof or pursuant to Section 6.5 hereof, the Company shall maintain in full force and effect, for the continued benefit of the Chairman for the balance of the term of this Agreement (as such term may have been extended or provided herein), all benefit plans and programs in which the Chairman was entitled to participate immediately prior to the date of termination, provided that the Chairman’s continued participation is possible under the general terms and provisions of such plans and programs.
          (e) The Chairman shall not be required to mitigate the amount of any payment provided for in paragraphs (c) and (d) of this Section 6.8 by seeking other sources of income or otherwise.
     7. INDEMNIFICATION
     7.l The Company shall indemnify the Chairman, to the fullest extent authorized by applicable federal and Commonwealth of Puerto Rico laws and regulations, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) that the Chairman is a party or is threatened to made a party by reason of the fact that he is or was a Director and Chairman of the Company’s Board of Directors, or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Company shall not be liable for any amounts which may be due to the Chairman in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by the Chairman seeking indemnification hereunder without its prior written consent. The provisions of this Section 7.1 shall survive the termination of this Agreement.
     8. SUCCESSORS OF THE PARTIES
     8.1 This Agreement shall inure to the benefit of and be binding upon the Chairman, and, to the extent applicable, his assigns, executors, and personal representatives and the Company, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Company’s assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.
     8.2 This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party.

     9. NOTICES
     9.1 All notices required by this Agreement to be given by one party to the other shall be in writing and shall be deemed to have been delivered either:
     (a) When personally delivered to the office of the Secretary of the Company at his regular corporate office, or the Chairman in person; or
     (b) Five days after depositing such notice in the United States mails, certified mail with return receipt requested and postage prepaid to:
(i)	José J. Gil de Lamadrid Office Zone Carretera #20, Sector Cubitas Centro Industrial Cabanillas Guaynabo, PR 00969

(ii)	Oriental Financial Group Inc. P.O. Box 195115 San Juan, Puerto Rico 00919-5115
or such other address as either party may designate to the other by notice in writing in accordance with the terms hereof.
     10. AMENDMENTS OR ADDITION
     10.1 No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Company shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consent or waivers of provisions of this Agreement, or to take any other action under this

Agreement including any termination of this Agreement with or without just cause under Section 6.1 hereof.
     11. MISCELLANEOUS
     11.1 No course of conduct between the Company and Chairman to exercise any right or power given under this Agreement shall:(i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.
     11.2 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     11.3 This Agreement shall be governed in all respects and be interpreted by and under the laws of the Commonwealth of Puerto Rico, except to the extent that such law may be preempted by applicable Federal law, including regulations, opinions or orders duly issued by the FDIC and the FRB(“Federal Law”), in which event this Agreement shall be governed and be interpreted by and under Federal Law. Venue for the litigation of any and all matters arising under or in connection with this Agreement shall be laid in the United States District Court for the District of Puerto Rico, at San Juan, in the case of federal jurisdiction, and in the Superior Court of the Commonwealth of Puerto Rico in San Juan, in the case of state court jurisdiction.
     11.4 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies or granting of any rights or privileges to the Chairman as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Chairman now has under any plan or benefit presently outstanding.
     11.5 As used herein the term “Company” shall include all of the Company’s subsidiaries and affiliates.
     At San Juan, Puerto Rico as of this 10th day of November, 2006.

ORIENTAL FINANCIAL GROUP INC.

/s/ José J. Gil de Lamadrid	By:	/s/ Miguel Vázquez-Deynes
José J. Gil de Lamadrid		Miguel Vázquez-Deynes
Chairman		Director-Chairman
Compensation Committe

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